UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Fourteenth Amendment to Amended and Restated Credit Agreement

Effective May 11, 2017, Bacterin International, Inc. (“Bacterin”), a Nevada corporation and wholly-owned subsidiary of Xtant Medical Holdings, Inc. (the “Company”), as borrower, the Company, X-Spine Systems, Inc., an Ohio corporation and wholly-owned subsidiary of the Company, and Xtant Medical, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, collectively as the guarantors, ROS Acquisition Offshore LP (“ROS”) and OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”), entered into the Fourteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amended the existing Amended and Restated Credit Agreement (the “Facility”).

Prior amendments to the Facility deferred Bacterin’s accrued interest payment date for the fiscal quarter ended on December 31, 2016 until May 31, 2017. The Amendment further defers Bacterin’s accrued interest payment date for the fiscal quarter ended on December 31, 2016 until June 30, 2017, while also deferring Bacterin’s accrued interest payment date for the fiscal quarter ended on March 31, 2017 until June 30, 2017.

The interest due on June 30, 2017 for the fiscal quarter ended on December 31, 2016 will be $1,147,329.47, plus interest accrued on such interest from January 2, 2017 until paid at a rate equal to 14% plus the higher of the LIBO Rate (as defined in the Facility) for the fiscal quarter ended on December 31, 2016, or 1%. The interest due on June 30, 2017 for the fiscal quarter ended on March 31, 2017 will be $1,139,597.47, plus interest accrued on such interest from April 1, 2017 until paid at a rate equal to 14% plus the higher of the LIBO Rate for the fiscal quarter ended on March 31, 2017, or 1%.

The Amendment also allows for X-Spine to make addition term loans with ROS and Royalty Opportunities in an aggregate amount of up to $15,000,000. The amount of each loan draw made by X-Spine will be subject to a the Company’s production of a thirteen-week cash flow forecast that is approved by ROS and Royalty Opportunities. The making of each Additional Delayed Draw Loan by ROS and Royalty Opportunities shall be subject to the satisfaction (or waiver in writing by each lender) of conditions precedent, including closing certificate, delivery of budget, the hiring of a Chief Restructuring Officer, a payoff letter from Silicon Valley Bank, and other satisfactory documents.

The foregoing descriptions of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibits 10.1 and incorporated by reference herein.

Aurora Management Agreement

Also, on May 8, 2017, the Company entered into an agreement (the “CRO Agreement”) with Aurora Management Partners Inc. (“Aurora”). Pursuant to the CRO Agreement, David Baker will now serve as Chief Restructuring Officer of the Company (the “CRO”) and Wayne Tanner will serve as a Deputy Restructuring Officer of the Company. The CRO and Aurora personnel assisting on this engagement will report to the special restructuring committee of the Board of Directors of the Company and will provide periodic updates on progress made in fulfilling the scope of services. The term of the agreement will begin on May 8, 2017, and the term continues until the engagement is completed or earlier if the engagement is terminated by either party. Aurora will be paid the hourly rates set forth on Schedule A to the CRO Agreement and will reimbursed for its expenses actually incurred in providing the services. The CRO Agreement may be terminated by either party, in its sole discretion, for any reason and the termination is effective immediately upon the other party’s receipt of written notice of the termination.

The foregoing descriptions of the Amendment and the CRO Agreement do not purport to be complete and are qualified in their entirety by the full text of the Amendment and the CRO Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under the Item 1.01 heading “Aurora Management Agreement” is hereby incorporated by reference into this Item 5.02. The new officers are being compensated by Aurora for their services and do not have any other compensation arrangements with the Company. The biographies for the new officers are below:

David Baker, Chief Restructuring Officer, age 61, is the Managing Partner of Aurora Management Partners, and has managed a wide variety of turnaround and bankruptcy consulting engagements involving domestic and international operations. David has served Aurora’s clients as Chairman, CEO, Federal Receiver, State Receiver, CRO, Financial Advisor, and COO. His debtor engagements include working capital management and assessment, debt reorganization, viability assessments and asset sales and acquisitions. David graduated from the University of North Carolina at Chapel Hill in 1977 with a B.S. in Accounting and subsequently earned his CPA certificate. From 1977 until 1985 he worked with national accounting firms. In 1985, he left public accounting to manage a multi-state textile manufacturer headquartered in North Carolina. In 1997 he began his turnaround career and co-founded Aurora in 2000.

Wayne Tanner, Deputy Restructuring Officer, age 62, is a Senior Managing Director, CPA for Aurora and brings over 35 years of consulting experience in a wide spectrum of executive management engagements. Wayne was a worldwide Equity Audit & Business Advisory Partner with Arthur Andersen for 22 years in Atlanta. For the last ten years, Wayne has performed executive consulting services with a variety of companies primarily in CEO, President and Board Member roles. His industry experience is vast and includes real estate, construction, technology, healthcare, retail, manufacturing and distribution among others. He also has experience in debt, mezzanine and equity placements from an origination and restructuring environment. Wayne is a CPA with a BBA in Accounting/Business Law and an MBA from the University of Georgia with post-graduate work at Harvard Business School. He is a Certified Fraud Examiner & an associate member of the ABA.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Fourteenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of May 11, 2017, by and among Bacterin International, Inc., Xtant Medical Holdings, Inc., X-Spine Systems, Inc., Xtant Medical, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.

10.2	Agreement, dated May 8, 2017, between Xtant Medical Holdings, Inc. and Aurora Management Partners Inc.

99.1	Press Release dated May 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2017
XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourteenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of May 11, 2017, by and among Bacterin International, Inc., Xtant Medical Holdings, Inc., X-Spine Systems, Inc., Xtant Medical, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.

10.2	Agreement, dated May 8, 2017, between Xtant Medical Holdings, Inc. and Aurora Management Partners Inc.

99.1	Press Release dated May 12, 2017.